Press Release

Ness Technologies Announces Record
Second Quarter 2008 Financial Results

Operating income rises 107% and net income rises 94% year-over-year, to GAAP $0.21 per diluted share, on a 36% increase in revenues, with strong operating cash flows

Hackensack, NJ - July 29, 2008 - Ness Technologies, Inc. (NASDAQ: NSTC), a global provider of IT services and solutions, today announced financial results for the quarter ended June 30, 2008.

Second Quarter 2008 Highlights:

•	Revenues were an all-time record $170.6 million, up 36% year-over-year.

•	Operating income was an all-time record $11.2 million, up 107% year-over-year.

•	Net income was $8.1 million, up 94% year-over-year.

•	GAAP diluted net earnings per share was $0.21, compared to $0.11 in the second quarter of 2007.

•	Non-GAAP diluted net earnings per share was $0.25, compared to $0.13 in the second quarter of 2007 (1).

•	Operating cash flows for the quarter were a second quarter record $13.0 million.

•	Backlog as of June 30, 2008 was a record $799 million, up 23% compared to $650 million as of June 30, 2007.

“We had a great quarter, executing well on our strategy and setting several new records, in what is normally a seasonally weak quarter for Ness,” said Sachi Gerlitz, president and chief executive officer of Ness Technologies. “Our Ness Europe and Ness Israel operations continued to perform well, while our Software Product Labs business improved markedly from first quarter. In this quarter, we also see the benefit from our increased focus on high-margin business around the world. With continued backlog growth and a strong sales pipeline, we remain optimistic about the future.”

“Second quarter did have some macroeconomic challenges, particularly in terms of currency headwinds; despite this, we did well - through good performance and efficient operations,” said Ofer Segev, executive vice president and chief financial officer. “We are particularly pleased about our record second quarter cash flows from operations. Our balance sheet and liquidity are strong, and we feel good about the future.”

(1)	See “Use of Non-GAAP Financial Information” below for more information regarding Ness’ use of non-GAAP financial measures.

Ness Technologies Second Quarter 2008	Page 1 of 7

Guidance

For the full year 2008, Ness reiterates its guidance of GAAP diluted net earnings per share in the range of $1.00 to $1.05, and increases its revenue guidance to the range of $670 million to $695 million.

The recently announced sale to SAP AG of the company’s Israeli SAP sales and distribution division did not negatively impact guidance, as Ness anticipates that the future reduction in revenue and earnings will be offset by other factors, including stronger than expected revenue growth. These factors, as well as foreign exchange effects, account for the increase in revenue guidance.

In addition, Ness expects to recognize a gain of $0.18 to $0.23 per diluted share in the third quarter, upon the closing of the sale of its Israeli SAP sales and distribution division.

Conference Call Details

Sachi Gerlitz, president and chief executive officer of Ness Technologies, and Ofer Segev, executive vice president and chief financial officer, will also conduct a conference call to discuss the second quarter 2008 results. The call, which will be simultaneously webcast, will begin at 8:30 AM Eastern Time / 5:30 AM Pacific Time on Tuesday, July 29, 2008.

To access the Ness Technologies second quarter 2008 earnings conference call, participants in North America should dial 1-800-399-0427 and international participants should dial +1-706-643-1624. A live audio webcast of the conference call will be available on the investor relations page of the Ness Technologies corporate web site at http://investor.ness.com. Please visit the web site at least 15 minutes early to register for the teleconference webcast and download any necessary audio software. A replay of the call will be available on the web site approximately two hours after the conference call is completed.

About Ness Technologies

Ness Technologies (NASDAQ: NSTC) is a global provider of end-to-end IT services and solutions designed to help clients improve competitiveness and efficiency. The Ness portfolio of solutions and services consists of software product development, including both offshore and near-shore outsourcing; system integration, application development and consulting; and software distribution. With over 7,800 employees, Ness maintains operations in 18 countries, and partners with numerous software and hardware vendors worldwide. For more information about Ness Technologies, visit www.ness.com.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Ness uses various non-GAAP measures of net income and earnings per share, including adjustments from results based on GAAP to exclude non-cash stock-based compensation expenses in accordance with SFAS 123R and amortization of intangible assets, net of taxes. Ness’ management believes the non-GAAP financial information provided in this release is useful to investors’ understanding and assessment of Ness’ on-going core operations and prospects for the future. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. Management uses both GAAP and non-GAAP information in evaluating and operating business internally and as such has determined that it is important to provide this information to investors.

Ness Technologies Second Quarter 2008	Page 2 of 7

Forward Looking Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often are preceded by words such as “believes,” “expects,” “may,” “anticipates,” “plans,” “intends,” “assumes,” “will” or similar expressions. Forward-looking statements reflect management’s current expectations, as of the date of this press release, and involve certain risks and uncertainties. Ness’ actual results could differ materially from those anticipated in these forward looking statements as a result of various factors. Some of the factors that could cause future results to materially differ from the recent results or those projected in forward-looking statements include the “Risk Factors” described in Ness’ Annual Report of Form 10-K filed with the Securities and Exchange Commission on March 17, 2008. Ness is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of such changes, new information, subsequent events or otherwise.

Ness Technologies media contact:
David Kanaan
USA: 1-888-244-4919
Intl: + 972-3-540-8188
Email: media.int@ness.com

Ness Technologies investor contact:
Drew Wright
USA: 1-201-488-3262
Email: investor@ness.com

Ness Technologies Second Quarter 2008	Page 3 of 7

NESS TECHNOLOGIES, INC. AND ITS SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
U.S. dollars in thousands (except per share data)

	Three months ended June 30,		Six months ended June 30,
	2007	2008	2007	2008
	(Unaudited)		(Unaudited)
Revenues	$125,762	$170,586	$251,540	$330,318
Cost of revenues	89,677	117,995	179,353	232,385
Gross profit	36,085	52,591	72,187	97,933

Selling and marketing	9,293	14,538	18,765	27,746
General and administrative	21,367	26,817	41,281	48,922
Total operating expenses	30,660	41,355	60,046	76,668

Operating income	5,425	11,236	12,141	21,265
Financial income (expenses), net	(74)	(1,032)	315	(2,448)
Other expense, net	(62)	—	(56)	—
Income before taxes on income	5,289	10,204	12,400	18,817

Taxes on income	1,126	2,114	2,522	3,833
Net income	$4,163	$8,090	$9,878	$14,984

Basic net earnings per share	$0.11	$0.21	$0.25	$0.38
Diluted net earnings per share	$0.11	$0.21	$0.25	$0.38

Weighted average number of shares (in thousands) used in computing basic net earnings per share	39,041	39,214	38,957	39,208
Weighted average number of shares (in thousands) used in computing diluted net earnings per share	39,314	39,426	39,325	39,462

NESS TECHNOLOGIES, INC. AND ITS SUBSIDIARIES
RECONCILIATION OF SUPPLEMENTAL FINANCIAL INFORMATION
U.S. dollars in thousands (except per share data)

	Three months ended June 30,		Six months ended June 30,
	2007	2008	2007	2008
	(Unaudited)		(Unaudited)
GAAP net income	$4,163	$8,090	$9,878	$14,984
Stock-based compensation	228	648	604	1,539
Amortization of intangible assets	900	1,487	1,770	2,957
Taxes on stock-based compensation and amortization of intangible assets	(192)	(486)	(360)	(962)
Non-GAAP net income	$5,099	$9,739	$11,892	$18,518

GAAP diluted net earnings per share	$0.11	$0.21	$0.25	$0.38
Stock-based compensation	0.01	0.02	0.01	0.04
Amortization of intangible assets	0.02	0.04	0.05	0.07
Taxes on stock-based compensation and amortization of intangible assets	(0.00)	(0.01)	(0.01)	(0.02)
Non-GAAP diluted net earnings per share	$0.13	$0.25	$0.30	$0.47

Weighted average number of shares (in thousands) used in computing non-GAAP diluted net earnings per share	39,314	39,426	39,325	39,462

Ness Technologies Second Quarter 2008	Page 4 of 7

NESS TECHNOLOGIES, INC. AND ITS SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
U.S. dollars in thousands

	Three months ended June 30,		Six months ended June 30,
Segment Data:	2007	2008	2007	2008
	(Unaudited)		(Unaudited)
Revenues:
Ness North America	$26,313	$30,595	$52,414	$57,662
Technologies & Systems Group (TSG)	13,212	14,277	27,365	30,815
Ness Europe	24,350	44,930	47,224	85,090
Ness Israel	49,169	52,034	99,769	103,336
Other	12,718	28,750	24,768	53,415
	$125,762	$170,586	$251,540	$330,318
Operating Income (Loss):
Ness North America	$2,126	$2,021	$4,129	$3,116
Technologies & Systems Group (TSG)	1,404	894	3,774	3,109
Ness Europe	1,737	4,491	3,188	8,974
Ness Israel	2,557	4,962	5,646	9,656
Other	815	2,184	1,408	1,972
Unallocated Expenses	(3,214)	(3,316)	(6,004)	(5,562)
	$5,425	$11,236	$12,141	$21,265
Geographic Data:

Revenues:
Israel	$63,307	$59,979	$123,940	$120,502
North America	29,368	45,006	63,756	86,920
Europe	27,407	58,368	52,708	108,599
Asia Pacific	5,680	7,233	11,136	14,297
	$125,762	$170,586	$251,540	$330,318

Ness Technologies Second Quarter 2008	Page 5 of 7

NESS TECHNOLOGIES, INC. AND ITS SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
U.S. dollars in thousands

	Six months ended June 30,
	2007	2008
	(Unaudited)
Cash flows from operating activities:
Net income	$9,878	$14,984
Adjustments required to reconcile net income to net cash provided by (used in) operating activities:
Stock-based compensation-related expenses	604	1,539
Currency fluctuation of long-term debt	24	5
Depreciation and amortization	5,853	8,426
Arbitration settlement	—	(9,452)
Loss on sale of property and equipment	101	6
Excess tax benefits related to exercise of options	(308)	—
Decrease in trade receivables, net	1,153	4,364
Increase in unbilled receivables	(7,930)	(3,372)
Increase in other accounts receivable and prepaid expenses	(9,188)	(971)
Increase in work-in-progress	(883)	(2,094)
Decrease (increase) in long-term prepaid expenses	(771)	159
Deferred income taxes, net	454	3,674
Increase (decrease) in trade payables	(7,072)	268
Increase in advances from customers and deferred revenues	2,625	8,374
Increase in other long-term liabilities	—	341
Increase (decrease) in other accounts payable and accrued expenses	10	(9,611)
Decrease in accrued severance pay, net	(500)	(1,748)
Net cash provided by (used in) operating activities	(5,950)	14,892

Cash flows from investing activities:
Net cash paid for acquisition of a consolidated subsidiary	(2,495)	—
Proceeds from sale of cost investment	1,866	—
Additional payments in connection with acquisitions of subsidiaries in prior periods	(10,241)	(5,973)
Proceeds from maturity of short-term bank deposits	1,036	2,655
Proceeds from sale of property and equipment	222	102
Purchase of property and equipment and capitalization of software developed for internal use	(4,980)	(6,539)
Net cash used in investing activities	(14,592)	(9,755)

Cash flows from financing activities:
Exercise of options	2,273	165
Dividend to former shareholder of an acquired subsidiary	—	(10,048)
Excess tax benefits related to exercise of options	308	—
Short-term bank loans and credit, net	3,979	4,523
Proceeds from long-term debt	—	25,090
Principal payments of long-term debt	(2,069)	(1,972)
Net cash provided by financing activities	4,491	17,758

Effect of exchange rate changes on cash and cash equivalents	2,100	(1,525)
Increase (decrease) in cash and cash equivalents	(13,951)	21,370
Cash and cash equivalents at the beginning of the period	46,675	43,097
Cash and cash equivalents at the end of the period	$32,724	$64,467

Ness Technologies Second Quarter 2008	Page 6 of 7

NESS TECHNOLOGIES, INC. AND ITS SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
U.S. dollars in thousands

	December 31, 2007	June 30, 2008
		(Unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$43,097	$64,467
Restricted cash	602	—
Short-term bank deposits	2,361	206
Trade receivables, net of allowance for doubtful accounts	182,281	196,527
Unbilled receivables	37,634	45,281
Other accounts receivable and prepaid expenses	31,249	33,105
Work in progress	2,563	5,065
Total current assets	299,787	344,651

LONG-TERM ASSETS:
Long-term prepaid expenses and other assets	8,014	8,230
Investments at cost	564	655
Unbilled receivables	8,919	11,860
Deferred income taxes, net	7,806	12,949
Severance pay fund	49,731	56,573
Property and equipment, net	34,072	37,442
Intangible assets, net	17,011	15,147
Goodwill	263,444	284,643
Total long-term assets	389,561	427,499

Total assets	$689,348	$772,150

CURRENT LIABILITIES:
Short-term bank credit	$2,819	$8,026
Current maturities of long-term debt	1,662	3,084
Trade payables	54,536	60,757
Advances from customers and deferred revenues	27,297	40,378
Other accounts payable and accrued expenses	120,113	108,255
Total current liabilities	206,427	220,500

LONG-TERM LIABILITIES:
Long-term debt, net of current maturities	47,191	72,024
Other long-term liabilities	4,864	5,808
Deferred income taxes	2,228	1,855
Accrued severance pay	57,465	63,377
Total long-term liabilities	111,748	143,064

Total stockholders’ equity	371,173	408,586
Total liabilities and stockholders’ equity	$689,348	$772,150

Ness Technologies Second Quarter 2008	Page 7 of 7